As filed with the Securities and Exchange Commission on April 25, 2016

Registration Statement No.  333−_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

________________

RENNOVA HEALTH, INC.

(Exact name of registrant as specified in its charter)

________________

Delaware	68-0370244
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 S. Australian Avenue, Suite 800 West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

Tegal Corporation 2007 Incentive Award Plan

(Full title of the plan)

________________

Seamus Lagan

President, Chief Executive Officer and Director

Rennova Health, Inc.

400 S. Australian Avenue, Suite 800

West Palm Beach, Florida 33401

(Name and address of agent for service)

(561) 855-1626

(Telephone number, including area code, of agent for service)

________________

With a copy to:

J. Thomas Cookson

Akerman LLP

Three Brickell City Centre

98 Southeast Seventh Street

Miami, Florida 33131

(305) 374-5600

________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a small reporting company.)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.01 par value (1)	49,953,351 shares	$0.64	$31,970,144.64	$3,219.40

(1)	Pursuant to Rule 416, this Registration Statement shall also cover any additional shares of common stock which may become issuable under the Tegal Corporation 2007 Incentive Award Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of common stock.

(2)	Calculated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low price per share of our common stock as reported on NASDAQ on April 22, 2016.

This Registration Statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

REGISTRATION OF ADDITIONAL SECURITIES

On October 30, 2015, the stockholders of Rennova Health, Inc. (formerly known as CollabRx, Inc., the “Company,” “Rennova,” or the “Registrant”) approved an amendment to the Tegal Corporation 2007 Incentive Award Plan (“2007 Plan”) to increase the aggregate number of shares of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), authorized for issuance under the 2007 Plan to 50,000,000 shares of Common Stock.

By registration statements on Form S-8 (File Nos. 333-147587, 333-169673, and 333-175388) filed with the Securities and Exchange Commission (the “SEC”) on November 21, 2007, September 30, 2010, and July 7, 2011 (the “Prior Registration Statements”), the Registrant registered 16,334, 10,315, and 20,000 shares of Common Stock, respectively, issuable under the 2007 Plan.   The Registrant is hereby registering an additional 49,953,351 shares of Common Stock issuable under the 2007 Plan, none of which has been issued as of the date of this Registration Statement.  The contents of the Prior Registration Statements are incorporated by reference herein.  All share amounts contained herein give effect to the 1-for-10 reverse stock split effected by the Company on November 2, 2015.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information required by Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428(b)(1) and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission” or “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to provide information about our business and other important information to you by “incorporating by reference” the information we file with the SEC, which means that we can disclose the information to you by referring in this prospectus to the documents we file with the SEC. Under the SEC’s regulations, any statement contained in a document incorporated by reference in this prospectus is automatically updated and superseded by any information contained in this prospectus, or in any subsequently filed document of the types described below.

We hereby incorporate by reference into this Registration Statement the following documents or portions thereof as indicated which we have filed with Commission:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on April 19, 2016,
(b)	Our Current Reports on Form 8-K, filed on February 1, 2016, March 22, 2016, March 29, 2016 and April 6, 2016; and
(c)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 01-26824) deemed effective by the SEC on October 18, 1995, including any subsequent amendments or reports filed for the purposes of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to you, upon request, a copy of each of our filings at no cost. Please make your request by writing or telephoning us at the following address or telephone number:

RENNOVA HEALTH, INC.
400 S. Australian Avenue, Suite 800

West Palm Beach, Florida 33401
Tel: (561) 855-1626

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

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Item 6. Indemnification of Directors and Officers.

The following is a summary of the statutes, certificate of incorporation, and bylaw provisions or other arrangements under which Rennova's directors and officers are insured or indemnified against liability in their capacities as such. All the directors and officers of Rennova are covered by insurance policies maintained and held in effect by Rennova against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Section 145 of Delaware General Corporation Law.

Rennova is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

Section 145 also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

Section 145 provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to above, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; provided that indemnification provided for by Section 145 or granted pursuant thereto shall not be deemed exclusive of any other rights to which the indemnified party may be entitled.

A Delaware corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Certificate of Incorporation Provisions on Exculpation and Indemnification.

Rennova's Certificate of Incorporation, as amended provides that the personal liability of the directors of Rennova is eliminated to the fullest extent permitted by paragraph (7) of Subsection 102 of the DGCL which provides that a director of Rennova shall not be personally liable to either Rennova for any of its stockholders for monetary damages for a breach of fiduciary duty except for: (i) breaches of the duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of the law; (iii) as required by Section 174 of the DGCL; or (iv) a transaction resulting in an improper personal benefit. In addition the corporation has the power to indemnify any person serving as a director, officer or agent of the corporation to the fullest extent permitted by law.

Bylaws Provisions on Indemnification.

The Rennova bylaws generally provide that Rennova shall indemnify, to the fullest extent permitted by applicable law as it presently exists or may thereafter be amended, certain covered persons who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of Rennova or, while a director or officer of Rennova, is or was serving at the request of Rennova as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such covered person. The Rennova bylaws further specifies that the rights provided in the bylaws shall not be exclusive of any other rights that the covered person may have or thereafter acquire under any statute, provision of the Rennova charter, the Rennova bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

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Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

3.1	Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2013).

3.2	Restated Bylaws of Tegal Corporation (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the SEC on November 3, 2006).

3.3

Certificate of Amendment to Certificate of Incorporation of CollabRx, Inc., filed November 2, 2015 (incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K filed with the SEC on November 6, 2015).

3.4	Certificate of Designation for Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2015).

3.5	Certificate of Designation for Series E Convertible Preferred Stock (incorporated by reference to Exhibit 3.3 of the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2015).

3.6	Certificate of Designation for Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on December 31, 2015).

3.7

Certificate of Amendment to Certificate of Incorporation of Rennova Health, Inc., filed March 9, 2016 (incorporated by reference to Exhibit 3.6 of the Company’s Annual Report on Form 10-K filed with the SEC on April 19, 2016).

5.1	Opinion of Akerman LLP.

10.1	Tegal Corporation 2007 Incentive Award Plan (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed with the SEC on September 30, 2010).

10.2	Amendment to the Tegal Corporation 2007 Incentive Award Plan (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed with the SEC on July 7, 2011).

10.3	Amendment to the Tegal Corporation 2007 Incentive Award Plan.

23.1	Consent of Akerman LLP (included in Exhibit 5.1).

23.2	Consent of Green & Company, CPAs.

24.1	Power of Attorney (included on signature pages).

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Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on this 25th day of April, 2016.

RENNOVA HEALTH, INC.

By:	/s/ Seamus Lagan
Name:	Seamus Lagan
Title:	President, Chief Executive Officer and Director
(principal executive officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Seamus Lagan and Jason Adams, and each of them acting alone, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Seamus Lagan	President, Chief Executive Officer and Director	April 25, 2016
Seamus Lagan	(principal executive officer)

/s/ Jason Adams	Chief Financial Officer	April 25, 2016
Jason Adams	(principal financial and accounting officer)

/s/ Thomas R. Mika	Chairman and Director	April 25, 2016
Thomas R. Mika

/s/ Dr. Paul Billings	Director	April 25, 2016
Dr. Paul Billings

/s/ Christopher Diamantis	Director	April 25, 2016
Christopher Diamantis

/s/ Benjamin Frank	Director	April 25, 2016
Benjamin Frank

/s/ Michael L. Goldberg	Director	April 25, 2016
Michael L. Goldberg

/s/ Robert Lee	Director	April 25, 2016
Robert Lee

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EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Akerman LLP.

10.3	Amendment to the Tegal Corporation 2007 Incentive Award Plan.

23.1	Consent of Akerman LLP (included in Exhibit 5.1).

23.2	Consent of Green & Company, CPAs.

24.1	Power of Attorney (set forth on the signature page to this Registration Statement).

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